UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

November 6, 2021

Landos Biopharma, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39971	81-5085535
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Kraft Drive, Suite 216, Blacksburg, Virginia	24060
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (540) 218-2232

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	LABP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2021, Dr. Josep Bassaganya-Riera resigned his employment from Landos Biopharma, Inc. (the “Company”) and from his positions as President and Chief Executive Officer of the Company and as a director on the Company’s Board of Directors (the “Board”). On November 6, 2021, the Board elected Tim M. Mayleben, a member of the Board, to serve as the Company’s interim President and Chief Executive Officer. Chris Garabedian, a member of the Board, will serve as Chairman of the Board.

Separation Agreement with Dr. Bassaganya-Riera. In connection with his resignation, Dr. Bassaganya-Riera and the Company entered into a Separation and Release of Claims Agreement (the “Separation Agreement”), dated as of November 6, 2021 (the “Separation Date”), providing for the terms of Dr. Bassaganya-Riera’s separation from employment with the Company. Under the Separation Agreement and in accordance with his employment agreement, the Company has agreed to continue to pay Dr. Bassaganya-Riera his base salary for the 90-day period following the Separation Date. The Company has further agreed, provided that Dr. Bassaganya-Riera does not revoke the Separation Agreement during the seven-day period following his signing of the agreement, to provide Dr. Bassaganya-Riera with the following separation payments and benefits: (i) salary continuation payments, in an aggregate amount equal to his annualized base salary as of the Separation Date payable in equal monthly installments, commencing on the first payroll run occurring on or after February 4, 2022, and continuing for 12 months thereafter, less all applicable taxes and withholdings; (ii) payment on Dr. Bassaganya-Riera’s behalf of the portion of the premiums that the Company had previously paid on his behalf as of the Separation Date for group health and/or dental insurance coverage under COBRA until the earlier of 12 months following the Separation Date or the date on which Dr. Bassaganya-Riera becomes eligible to receive group health insurance coverage through another employer; (iii) a prorated bonus, payable in January 2022, at Dr. Bassaganya-Riera’s target bonus amount of 45% of his annualized base salary as of the Separation Date; and (iv) the accelerated vesting of all shares of the stock options initially granted to Dr. Bassaganya-Riera upon entry into his employment agreement. The Separation Agreement contains mutual releases, subject to customary exceptions, and mutual covenants not to disparage. In addition, Dr. Bassaganya-Riera has agreed to cooperate with the Company and provide transition services as may be requested by the Company.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, a copy of which will be filed with the Securities and Exchange Commission in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

Tim M. Mayleben. Tim M. Mayleben, age 61, has been a director of the Company since May 2021 and will serve as the Company’s interim President and Chief Executive Officer. Prior to joining the Company, Mr. Mayleben served as President and Chief Executive Officer of Esperion Therapeutics, Inc. from December 2012 to May 2021 and as a director of Esperion Therapeutics, Inc. from February 2010 to May 2021. Mr. Mayleben has more than two decades of executive leadership experience in the life science industry including as former President, Chief Executive Officer and director of Vericel Corporation (formerly Aastrom Biosciences, Inc.), former President, Chief Operating Officer and member of the board of Virtual Radiologics (formerly Nighthawk Radiology Holdings, Inc), and former Chief Operating Officer and Chief Financial Officer of the original Esperion Therapeutics, Inc. until its acquisition by Pfizer, Inc. in 2004. Mr. Mayleben also serves as an independent member of the board of Marinus Pharmaceuticals and Kaleo, Inc. where he also serves as non-executive Chairman. Mr. Mayleben earned an M.B.A., with distinction, from the J.L. Kellogg Graduate School of Management at Northwestern University, and a B.B.A. from the University of Michigan, Ross School of Business. There are no arrangements or understandings between Mr. Mayleben and any other person pursuant to which he was selected as a principal executive officer of the Company, and there is no family relationship between Mr. Mayleben and any of the Company’s directors or executive officers.

Patricia L. Bitar. On November 6, 2021, the Board elected Patricia L. Bitar, age 62, to serve as the Company’s interim Chief Financial Officer. Ms. Bitar has more than 25 years of financial operations experience with both public and private companies. Since July 2018, Ms. Bitar has provided senior financial consulting services assisting both public and private life sciences companies with initial public offerings, merger and acquisition activities and other accounting and finance related needs. From September 2014 to June 2018, Ms. Bitar served as Chief Financial Officer of TRACON Pharmaceuticals, Inc. From April 2011 to April 2014, Ms. Bitar served as Vice President and Corporate Controller at NuVasive, Inc., a medical device company, and as its Senior Director of Financial Reporting from

November 2009 to March 2011. Prior to that, Ms. Bitar served as the Corporate Controller at Orexigen Therapeutics, Inc., a biopharmaceutical company, provided independent financial consulting services to a variety of companies, primarily in the biotechnology and electronics industries, and worked in the Audit Department at Ernst & Young for thirteen years. Ms. Bitar is a certified public accountant and received an M.A.I.S. from the University of West Florida and a B.S. in Business Administration (Accounting) from Old Dominion University. There are no arrangements or understandings between Ms. Bitar and any other person pursuant to which she was selected as principal financial officer of the Company, and there is no family relationship between Ms. Bitar and any of the Company’s directors or executive officers.

As of the filing of this Current Report on Form 8-K (this “Report”), the Compensation Committee of the Board (the “Compensation Committee”) and the Board have not determined the compensation of Mr. Mayleben or Ms. Bitar in connection with their new interim appointments. The Company will provide this information by filing an amendment to this Report after the information is determined or becomes available.

In connection with Mr. Mayleben’s new roles as interim President and Chief Executive Officer, Mr. Mayleben has ceased to serve as a member of the Compensation Committee and the Audit Committee of the Board (the “Audit Committee”), and Roderick Wong, a director of the Company, will replace Mr. Mayleben on the Audit Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDOS BIOPHARMA, INC.

Date: November 10, 2021	By:	/s/ Tim M. Mayleben
Tim M. Mayleben
President and Chief Executive Officer